Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

Editorial Contact:
Michael Stugrin
(562) 498-6353	FOR IMMEDIATE RELEASE
mstugrin@verizon.net
HAIGHTS CROSS COMMUNICATIONS REPORTS
THIRD QUARTER 2005 RESULTS
Investor and Analyst Conference Call Scheduled for
Tuesday, November 8, 2005, at 4:00 PM (ET)
White Plains, NY, November 8, 2005 — Haights Cross Communications, Inc. (HCC) today reported results for the third quarter ended September 30, 2005.
Results for the Third Quarter 2005
Revenue for the third quarter 2005 was $56.3 million, an increase of $9.9 million, or 21.4%, from revenue of $46.4 million for the third quarter 2004, reflecting Options Publishing in the 2005 quarter only as it was acquired in December 2004. On a proforma basis for Options Publishing, third quarter revenue was up $6.4 million, or 12.8%.
Revenue for the K-12 Supplemental Education segment, which upon the divestiture of Chelsea House reflects our Sundance/Newbridge product lines, declined $0.7 million, or 5.0%, to $13.1 million for the third quarter 2005, resulting from a challenging sales environment thus far in 2005 for supplemental education products generally. Our Chelsea House product line, which was previously reported in our K-12 Supplemental Education segment, was sold on August 9, 2005 and is reported as a discontinued operation for all periods.
Revenue for the Test-prep and Intervention segment increased $6.1 million to $16.2 million for the third quarter 2005, reflecting Options Publishing in the 2005 quarter only. On a proforma basis for Options Publishing, revenue for the third quarter 2005 increased $2.6 million, or 19.0%, to $16.2 million. Revenue from the Triumph and Buckle Down product lines increased $2.0 million, or 20.1%, to $12.1 million for the third quarter 2005 driven by the release of new products and increased demand resulting from the NCLB testing requirements, an outcome HCC has been expecting for some time. On a proforma basis, Options Publishing revenue grew 16.1% in the Quarter.
Revenue for the Library segment increased $2.1 million, or 12.6%, to $19.1 million for the third quarter 2005 driven by continued strong demand for Recorded Books’ traditional unabridged audiobooks, especially in CD format. Sales growth was reported in the library, school, and consumer channels.
Revenue for the Medical Education segment increased $2.3 million to $8.0 million for the third quarter 2005. Third quarter 2005 revenue includes results from the newly acquired Scott Publishing and CMEinfo product lines. Revenue from our existing Oakstone Medical and Wellness product lines declined $0.7 million, due to special issues of our core medical education products being shipped in the 2004 quarter.
Income from operations for the third quarter 2005 declined $0.9 million to $10.0 million, which includes results from Options Publishing, Scott Publishing and CMEInfo in the 2005 quarter. On a proforma basis for Options Publishing, income from operations declined $0.9 million to $10.0 million for the third quarter 2005, equal to the GAAP performance as Options was essentially break even for the 2004 period. This decline reflects our proforma revenue and related gross profit gain for the period being more than offset by increased spending on sales and marketing efforts, increased costs for public company compliance and HCC’s Sarbanes-Oxley compliance effort, and increased amortization of product development costs.
EBITDA, which we define as earnings before interest, taxes, depreciation, and amortization, increased by $1.0 million to $14.7 million for the third quarter 2005. On a proforma basis for Options Publishing, EBITDA increased $0.2 million period over period as increased revenue and gross margin was offset by increased sales and marketing and general and administrative expenses.
Capital expenditures — pre-publication costs relate to costs incurred in the development of new products. For the third quarter 2005, HCC invested $6.0 million in pre-publication costs, reflecting the inclusion of Options Publishing, Scott Publishing and CMEinfo, as well as increased investments in our other business units, compared to $3.3 million during the third quarter 2004. HCC plans expenditures of approximately $23.2 million for full-year 2005, which excludes 2005 expenditures relating to Chelsea House which is reported as a discontinued operation.
Capital expenditures — property and equipment relate to the purchase of tangible fixed assets such as computers, software, and leasehold improvements. For the third quarter 2005, HCC invested $1.4 million in property and equipment, compared to $0.9 million during the third quarter 2004. HCC plans expenditures of approximately $4.1 million for the full-year 2005.

Results for the nine months ended September 30, 2005
Revenue for the nine months ended September 30, 2005 was $159.3 million, an increase of $28.8 million, or 22.1%, reflecting our acquisitions of Buckle Down, Options Publishing, Scott Publishing and CMEinfo, while the 2004 period only includes Buckle Down prospectively from April 15, 2004, the acquisition date. On a proforma basis for Buckle Down and Options Publishing, revenue for the nine months increased $10.4 million, or 7.0%.
Revenue for the K-12 Supplemental Education segment, which reflects our Sundance/Newbridge product lines, declined $3.7 million, or 9.2%, to $36.9 million for the nine months ended September 30, 2005, resulting from a challenging supplemental education market generally that has emerged in the second and third quarters of 2005.
Revenue for the Test-prep and Intervention segment increased $20.5 million, to $46.0 million for the nine months ended September 30, 2005, reflecting Buckle Down and Options Publishing, while the 2004 period only includes Buckle Down prospectively from April 15, 2004. On a proforma basis for Buckle Down and Options Publishing, segment revenue increased $2.1 million, or 4.9%, reflecting growth for our Buckle Down and Options product lines, while Triumph Learning revenue declined slightly for the nine month period.
Revenue for the Library segment increased $8.3 million, or 16.4%, to $58.8 million for the nine months ended September 30, 2005. Revenue growth was reported driven by a 19.7% sales gain in the core library channel, resulting from continued strong demand for Recorded Books’ traditional unabridged audiobooks, as well as 20.4% growth in the school channel and a 28.6% gain in the consumer channel.
Revenue for the Medical Education segment increased $3.7 million to $17.7 million for the nine months ended September 30, 2005, resulting primarily from the inclusion of our newly acquired Scott Publishing and CMEinfo product lines.
Income from operations for the nine months ended September 30, 2005 increased $0.3 million to $29.3 million. On a proforma basis for Buckle Down and Options Publishing, income from operations of $29.3 million declined $3.5 million. This decline reflects our proforma revenue and related gross profit gain for the period being more than offset by increased spending on sales and marketing efforts, increased costs for public company compliance and HCC’s Sarbanes-Oxley compliance effort, and increased amortization of product development costs.
EBITDA increased by $4.8 million to $42.4 million for the nine months ended September 30, 2005. On a proforma basis for Buckle Down and Options Publishing, EBITDA decreased $2.3 million as the pro forma revenue and related gross profit gain was more than offset by increased sales and marketing and general and administrative expense.
Peter J. Quandt, HCC Chairman and Chief Executive Officer, said: “We are generally pleased with our third-quarter results.

We are especially pleased that we are beginning to see the strong sales gains in our Test-prep businesses we have been anticipating for some time, and that our Recorded Books businesses continues to turn in an exceptional performance. We are optimistic about economic and market conditions generally, even though the broader K-12 Supplemental Publishing sector continues to display some softness.”
Paul J. Crecca, HCC Executive Vice President and Chief Financial Officer, added: “With most of our businesses performing very well and in line with expectations, we are focused on the current challenge of declining sales at our Sundance/Newbridge business, and are taking the necessary and appropriate steps to improve the performance of this business.”
Investor Conference Call
HCC’s conference call for investors, analysts, and the media will be held on November 8, 2005, starting at 4:00 PM (ET). Participating in the call will be Peter J. Quandt, HCC Chairman and CEO, and Paul J. Crecca, HCC Executive Vice President and CFO. To participate, please call 800-553-0329 (USA) or 612-332-0636 (International).
Digitized replay of the conference call will be available from November 8, 2005, starting at 7:30 PM (ET) ending on November 16, 2005 at 11:59 PM (ET). To listen to the replay, please call 800-475-6701 (USA) or 320-365-3844 (International) and enter the access code of 799062.
Pro Forma Historical Financial Results
This press release includes comparisons made to historical financial results for the three and nine months ended September 30, 2004 on a proforma basis after giving effect to the acquisitions of Buckle Down Publishing (in April 2004) and Options Publishing (in December 2004). These proforma financial statements are included in the Company’s press release and current report on Form 8-K of May 18, 2005 and are incorporated herein by reference.

Haights Cross Communications Operating Unit Highlights
Third Quarter 2005
Sundance/Newbridge
Turning to third-quarter operations, in our K-12 Supplemental Education segment, SundanceNewbridge continued to expand its presence in the growing “struggling reader” market with double-digit sales growth for the “Second Chance Reading” program for Grades 2-9. The bestselling “Reading PowerWorks” program for Grades 1-2 was expanded to include Grade 3. “Read to Learn Social Studies” was a winner of Learning Magazine’s Teacher’s Choice Award. And we issued the first 24 titles of “Reading Quest,” a new series of standards-based content-area readers in science and social studies for middle schools. “Reading Quest” is our first entry into the large middle school market.
Triumph Learning/Buckle Down
By the end of the third quarter, Triumph Learning had published over 250 new books. This is a remarkable achievement by Triumph’s strong and talented management and editorial team. This output represents the renewal of about 60% of Triumph’s entire product line — and it positions us to take full advantage of the big wave of new and revised NCLB state test guidelines. New test guidelines require new tests, which require new test-prep COACH books and CDs. Triumph expects to publish 40 more new titles by the end of the year.
At Buckle Down, last quarter the unit introduced new or updated test-prep and review books into Georgia, Illinois, North Carolina, Ohio, and Pennsylvania. Also in the quarter, Buckle Down and Options Publishing launched an aggressive new sales program that integrates Buckle Down’s products into the Options product portfolio, with emphasis on Pennsylvania, Georgia, and Illinois.
Options Publishing
Options Publishing’s third-quarter sales growth was driven by new titles in three of its strongest product areas — Parent Involvement, Assessment, and Best Practices. There were several significant orders from large metropolitan school districts and increased orders from private supplemental educational services providers. These are companies that are contracted to run After School Programs for large school districts. Options also launched an entirely new product line for the English Language Learner (ELL) market.
Recorded Books
In Recorded Books’ Library division, the new “Downloadable Books” program, launched in the first quarter of this year, continued building momentum. This Internet —based service has huge growth potential. Also, libraries continue buying CD-format titles from our back list, because they need to replace their old cassette recordings. In the Consumer division, the “Recorded Books Unlimited” program continued strong growth and now has close to 6000 members.

Oakstone Publishing
Oakstone has made steady progress integrating the earlier acquisitions of CMEinfo and Scott Publishing. Oakstone expanded its popular Osler audio programs and introduced a new product called DocPod. DocPod is a subscriber-based product that allows subscribers to download CME materials into their MP3 personal players. Oakstone also completed 13 board review and procedural programs in video and audio formats. These were produced in partnership with such renowned institutions as Mayo Clinic, University of California-San Francisco, Johns Hopkins University, and Harvard University.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

K-12 Supplemental Education	$13,050	$13,730	$36,903	$40,642
Test-prep and Intervention	16,210	10,078	45,956	25,449
Library	19,096	16,955	58,804	50,513
Medical Education	7,962	5,644	17,682	13,952

Total Revenue	$56,318	$46,407	$159,345	$130,556
Operating Expenses	46,331	35,562	130,060	101,541

Income From Operations	9,987	10,845	29,285	29,015
Net loss	$(6,563)	$(1,954)	$(21,212)	$(10,478)

Other Financial Data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

EBITDA by Segment:
K-12 Supplemental Education	$4,083	$4,666	$11,594	$14,526
Test-prep and Intervention	5,747	3,974	15,123	9,570
Library	5,926	5,018	18,355	14,394
Medical Education	1,081	1,863	2,468	3,193
Corporate	(2,121)	(1,760)	(5,145)	(4,059)

EBITDA	$14,716	$13,761	$42,395	$37,624
Adjusted EBITDA	$14,755	$13,934	$42,759	$38,004
“EBITDA” is defined as net loss before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. We present EBITDA because we believe that EBITDA provides useful information regarding our operating results. We rely on EBITDA as a primary measure to review and assess the operational performance of our company and our management team in connection with executive compensation and bonus plans. We also use EBITDA to compare our current operating results with corresponding historical periods and with the operating performance of other publishing companies and for evaluating acquisition targets. We believe it is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe it can assist investors in comparing our performance to that of other publishing companies on a consistent basis without regard to depreciation, amortization, interest, taxes, and cumulative effects of accounting changes and discontinued operations that do not directly affect our operations.
EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States. Some of the limitations are:

• EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capitalized pre-publication costs;
• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements and
• Other companies in our industry may calculate EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA on supplementary basis.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net Income/(Loss)	$(6,563)	$(1,954)	$(21,212)	$(10,478)
Interest Expense and Other Including Income Taxes	16,550	12,799	50,497	39,493

Income From Operations	9,987	10,845	29,285	29,015
Amortization of Pre-publication Costs	3,404	2,164	9,444	6,576
Depreciation and Amortization	1,325	752	3,666	2,033

EBITDA	$14,716	$13,761	$42,395	$37,624
Restructuring and Restructuring Related Charges	39	173	364	380

Adjusted EBITDA	$14,755	$13,934	$42,759	$38,004
Other Data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Capital Expenditures — Product Development Costs (Pre-publication Costs)	$6,004	$3,269	$16,797	$8,648
Capital Expenditures — Property and Equipment	$1,426	$939	$2,737	$2,269

Selected Balance Sheet Data:

	As of September 30,
	2005	2004

Cash and Cash Equivalents	$55,853	$57,897
Working Capital	$76,200	$89,191
Long Term Debt including current portion	$513,381	$423,104

About Haights Cross Communications:
Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school library publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Options Publishing (Merrimack, NH), Recorded Books (Prince Frederick, MD), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross.com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.